UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 18, 2006

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-31560 (Commission File Number)	98-0355609 (IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands		NA
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

FY 2006 Annual Incentive Bonus Plan Payments

On August 18, 2006, the Compensation Committee authorized the payment of an annual bonus to each of our executive officers for the fiscal year ended June 30, 2006 (“FY 2006”) under our Annual Incentive Bonus Plan (“Plan”). Based on the Compensation Committee’s assessment of our financial and operational performance and the performance of each named executive officer, the committee awarded each of our named executive officers a bonus payment under the Plan equal to 200% of the target bonus previously disclosed in our Form 8-K filed with the SEC on September 7, 2005. An additional bonus payment to David Wickersham of $187,500 was authorized by the Compensation Committee outside of the Plan pursuant to its discretionary authority, and as such, the total bonus payment awarded to Mr. Wickersham for FY 2006 was $2,000,000 ($1,812,500 of which will be paid pursuant to the terms of the Plan). Acting within its discretionary authority, the Compensation Committee awarded a bonus of $250,000 to Stephen J. Luczo for FY 2006. As an executive director, Mr. Luczo does not receive any other director compensation.

FY 2007 Annual Incentive Bonus Plan Funding & Performance Metrics

On August 18, 2006, the Compensation Committee also authorized the performance metrics and funding targets to be used for calculating annual bonus awards to each of the Company’s executive officers for the fiscal year ending June 29, 2007 (“FY 2007”) under the Plan. The maximum funding level under this Plan for FY 2007 is 200% of the target funding level. The funding of the Plan is determined based on the Company’s performance with respect to an earnings per share goal. The actual funding amount may be increased by an additional 10% if the Company achieves certain corporate quality goals relating to minimizing defective parts and product returns. The funded amount is allocated among eligible participants in the Plan based upon their base salary and their target bonus expressed as a percentage of base salary. For FY 2007, the Compensation Committee decided to retain the same target bonus levels, expressed as a percentage of base salary, for the Company’s senior executive officers (William Watkins, David Wickersham, Charles Pope, Brian Dexheimer, and William Hudson), who will be included as the Named Executive Officers in the Company’s FY 2006 proxy statement, as were in effect for FY 2006. The target bonus levels for FY 2006 were disclosed in our Form 8-K filed with the SEC on September 7, 2005. Each individual would receive his or her target bonus in the event that this Plan is funded at the target funding level. Separately, the Compensation Committee has the discretion to award a supplemental bonus outside of the Plan based on outstanding individual performance.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: August 24, 2006	By:	/s/ WILLIAM L. HUDSON
		Name:	William L. Hudson
		Title:	Executive Vice President, General Counsel and Secretary

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